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                                                             EXHIBIT 99(a)(1)(x)

                            NOTICE OF INSTRUCTIONS
                                   (OPTIONS)

   (NOTE: To understand the offer fully and for a more complete description of the terms and conditions of the offer, you should carefully read the entire Offer to Purchase, the related Letter of Transmittal and the attached Memo to Optionees. THIS FORM SHOULD BE USED ONLY BY HOLDERS OF VESTED STOCK OPTIONS WITH AN EXERCISE PRICE OF LESS THAN $7.00 PER SHARE WHO DESIRE TO CONDITIONALLY EXERCISE SUCH OPTIONS AND TENDER THE RESULTING OPTION SHARES TO THE COMPANY IN THE OFFER.)

   THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY GRUBB & ELLIS LEGAL DEPARTMENT AT THE ADDRESS BELOW BEFORE 5:00 PM, NEW YORK CITY TIME, ON JANUARY 9, 2001, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE FIFTH BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

  TO: GRUBB & ELLIS
      LEGAL DEPARTMENT
      1646 NORTH CALIFORNIA BLVD., SUITE 500
      WALNUT CREEK, CALIFORNIA 94596

   NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR INDIVIDUAL AT THE COMPANY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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  NAME, ADDRESS AND OPTION ACCOUNT (SOCIAL SECURITY NUMBER) OF OPTION HOLDER









  Option Account/Social Security Number: ________________________________

                            (PLEASE FILL IN, IF BLANK)
                     NAME AND OPTION ACCOUNT NUMBER SHOULD BE
                  EXACTLY AS APPEARS ON OPTION ACCOUNT STATEMENT

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   I acknowledge receipt of the Offer to Purchase dated December 15, 2000 (the
"Offer to Purchase") and the related Letter of Transmittal and Memorandum to Optionees with respect to an offer by Grubb & Ellis Company, a Delaware corporation (the "Company"), to purchase 7,000,000 shares of common stock, $.01 par value per share, at a price of $7.00 per share (the "Offer Price"), net to the seller in cash, without interest. The number of shares that the Company is offering to purchase includes Option Shares (as defined herein). Unless otherwise noted, the term shares includes Option Shares.

   1. I hereby exercise vested options, with an exercise price of less than $7.00 per share, for the amount of shares set forth herein ("Option Shares"). My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased by the Company because of proration or otherwise, shall be deemed not to have been exercised.

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   2. I hereby elect as follows with respect to my options:

   (CHOOSE ONLY ONE)

  [_] I wish to exercise and tender Option Shares having an exercise price of less than $7.00 per share from ALL of my vested options.

  [_] I wish to exercise and tender Option Shares having an exercise price of less than $7.00 per share from my vested options.

  NOTE: If none of the boxes is checked and the form is otherwise properly completed, signed and returned to Grubb & Ellis, Option Shares from all of your vested options will be tendered.

  [_] I wish to exercise and tender my vested options and Option Shares having an exercise price of less than $7.00 per share in the following order:

  ----------------------------------------------------------------------------------
          Date of Grant                Number of Shares               Exercise Price
  ----------------------------------------------------------------------------------
    a.
  ----------------------------------------------------------------------------------
    b.
  ----------------------------------------------------------------------------------
    c.
  ----------------------------------------------------------------------------------
    d.
  ----------------------------------------------------------------------------------
    e.
  ----------------------------------------------------------------------------------
    f.
  ----------------------------------------------------------------------------------

  Attach additional signed list if necessary.

    NOTE: If you do not designate the order in which you wish to have your options exercised, your vested options will be exercised in the order of exercise price starting with the options with the lowest exercise price.

   3. This notice instructs you to exercise the options and to tender, at the $7.00 per share purchase price set forth in the Offer to Purchase and related Letter of Transmittal, the Option Shares that I am entitled to receive upon exercise, as instructed above, pursuant to the terms and conditions set forth in the Offer to Purchase you have furnished to me. By signing this Notice of Instructions (Options) I hereby agree that if any Option Shares are validly tendered and accepted, the options pursuant to which such Option Shares are acquired will be deemed exercised and I will receive a cash payment equal to
(a) the number of Option Shares that are accepted for purchase, times (b) the difference between the applicable option exercise price(s) and the $7.00 per share purchase price, less (c) any taxes required to be withheld, and further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

   4. I understand and acknowledge that any portion of options with respect to Option Shares that are purchased in the Offer will be deemed exercised and the exercised portion of the option will be cancelled. I understand and acknowledge that any portion of the options with respect to Option Shares not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such option's existing terms and conditions.

   5. Your conditional exercise of the options and the tender of the resulting Option Shares pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 PM, New York City time, on January 9, 2001, unless the Offer is extended, in which case the deadline for receipt of notice of withdrawal will be 5:00 PM, New York City time, on the fifth business day prior to the expiration of the Offer, as extended. After that, only if Option Shares are not accepted for payment by the Company as provided in the Offer to Purchase will the option remain outstanding. You must submit a written, telegraphic or facsimile transmission notice of withdrawal so

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that it is received by Grubb & Ellis Legal Department, at the address indicated above before 5:00 PM, New York City time, on January 9, 2001 unless the Offer is extended, in which case the deadline for receipt of your notice of withdrawal will be 5:00 PM, New York City time, on the fifth business day prior to the expiration of the Offer, as extended. Any such notice of withdrawal must specify your name, option account number (social security number), the number of Option Shares that you wish to withdraw from the offer and to which Option Shares the withdrawal relates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. None of the Company, E*TRADE, the Dealer Manager, the Information Agent, the Depositary, or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any options properly withdrawn will thereafter be deemed not to have been conditionally exercised or the resulting Option Shares tendered for purposes of the Offer to Purchase. However, conditional option exercises which have been withdrawn may be rescinded and Option Shares retendered by again properly following the procedures for conditional option exercises and the tendering of resulting Option Shares.

   THIS NOTICE OF INSTRUCTIONS (OPTIONS) FORM MUST BE RECEIVED BY THE GRUBB & ELLIS LEGAL DEPARTMENT BEFORE 5:00 PM, NEW YORK CITY TIME, ON JANUARY 9, 2001, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE FIFTH BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

   GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTION SHARE
TENDERS:

   NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

   1. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary, E*TRADE or the Company to be necessary or desirable to exercise the options and complete the sale, assignment and transfer of the Option Shares tendered hereby and has read, understands and agrees with all of the terms of the Offer to Purchase.

   2. The undersigned understands that tenders of Option Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in the related Letter of Transmittal and this Notice of Instructions (Options) will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the offer.

   3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

   4. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. The undersigned understands that (a) the purchase price will be paid to the undersigned (the holder CANNOT elect to have the purchase price paid to another person); and (b) the undersigned will be responsible for paying federal and state income taxes arising from the sale of the Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below).

   5. Under the U.S. federal income tax laws, the Company will be required to withhold income and employment taxes from the amount of any compensation income paid to option holders who are current or former employees of the Company pursuant to the Offer to Purchase.

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   6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all conditional exercises of options and tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Option Shares, and the Company's interpretation of the terms of the Offer to Purchase (including this Notice of Instructions (Options)) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, E*TRADE, the Dealer Manager, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice. Neither will the Company be liable for any failure to waive any defect or irregularity in any tender of Option Shares.

   7. If this Notice of Instructions (Options) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted to Grubb & Ellis.

   8. Questions and requests for assistance or additional copies of the Offer to Purchase and related Letter of Transmittal, the Memo to Optionees and this Notice of Instructions (Options) should be directed to Morrow & Co., Inc. at
(800) 607-0088.

SIGN HERE

_______________________________________________________________________________
                          SIGNATURE OF OPTION HOLDER

Name __________________________________________________________________________
                                (PLEASE PRINT)

_______________________________________________________________________________
           If signed by other than option holder, capacity (full title)

_______________________________________________________________________________
             Address (if different from that shown on the cover page)

Daytime Telephone Number ______________________________________________________

Dated _________________________________________________________________________

   (Must be signed by option holder exactly as name appears on option(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 7.)

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